AMENDMENT NO. 7 TO MOTOR VEHICLE INSTALLMENT CONTRACT
                          LOAN AND SECURITY AGREEMENT

This Amendment (the "Amendment") is entered into by and between General Electric Capital Corporation, a New York corporation ("Lender") and Ugly Duckling Corporation successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling") a Delaware corporation, Duck Ventures, Inc. ("Ventures"), Champion Acceptance Corporation formerly known as Ugly Duckling Credit Corporation ("Credit"), Ugly Duckling Car Sales, Inc. ("Sales"), UDRAC, Inc. ("UDRAC"), Champion Financial Services, Inc. ("Champion") all Arizona corporations, and Ugly Duckling Car Sales Florida, Inc., a Florida corporation ("UDCSF"), ("Ugly Duckling Ventures, Credit, Sales, Champion, UDRAC, and UDCSF hereinafter collectively and individually referred to as "Borrower").

                                   RECITALS

     A. Borrower and Lender entered into a Motor Vehicle Installment Contract Loan and Security Agreement dated as of June 1, 1994, as amended ("the "Agreement") pursuant to which Lender agreed to make Advances to Borrower on the terms and conditions set forth in the Agreement.

     B. Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

     In   consideration   of   the   premises  and  other  good  and  valuable
consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

     1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

     2.    Amendments  to  Agreement.    Effective  as of the date hereof, the
Agreement  is  hereby  amended  as  follows:

     Financial  Condition    The  second  sentence  of Section 13.6 "Financial
Condition",  is  hereby  deleted  and  replaced  with  the  following:

     "Borrower shall maintain a Net Worth of at least Seventy-Five Million Dollars ($75,000,000)."

     (b) Borrowing Base. The definition of "Borrowing Base" in Section 1.0 of the Amendment is hereby amended in its entirety to read as follows:

     "BORROWING BASE: the amount equal to the lesser of (i) Fifty Million Dollars ($50,000,000.00), or (ii) the sum of (a) sixty-five percent (65%) of the Outstanding Principal Balance of all Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1, which Eligible Contracts are originated by any Affiliate of Borrower which is a captive Dealer to Borrower, (b) Seventy-five percent (75%) of the Outstanding Principal Balance of all Eligible Contracts which are contracts purchased from Seminole Finance Company ("Seminole Contracts") as part of a liquidating bulk purchase which occurred in December 1996 and January 1997, and (c) ninety-eight percent (98%) of, the Outstanding Principal Balance less unearned

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discount  of  all  Eligible Contracts, not to exceed one hundred seven percent
(107%) of wholesale Kelly Blue Book for all such Eligible Contracts in the aggregate during the time they are included in the Borrowing Base pursuant to
Section 3.1 which Eligible Contracts are purchased by Borrower from Dealers who are not Affiliates of Borrower through Champion Financial Services, Inc."
(c)          Capital  Structure.   The final sentence of Section 14.4 "Capital
Structure",  is  hereby  deleted  and  replaced  with  the  following:

     "Borrower shall not allow a transfer of ownership of Borrower which results in less than fifteen percent (15%) of the voting stock of Borrower being owned by Ernest C. Garcia II."

     3. Incorporation of Amendment. The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the unamended provisions of the Agreement which are affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreement, written or oral, with respect thereto.

     4. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender.

     5. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

     7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.














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IN  WITNESS  WHEREOF,  the  undersigned have entered into this Amendment as of
February  10,  1997.

GENERAL  ELECTRIC  CAPITAL
CORPORATION                                  UGLY DUCKLING CAR SALES, INC.

By:     /s/ Farhan Hassan                    By:     /s/ Steven P. Johnson
        --------------------------           ---------------------------------
Title:  Account  Executive                   Title:  Secretary

UGLY  DUCKLING  CORPORATION                  UDRAC, INC.

By:     /s/ Steven P. Johnson                By:     /s/ Steven P. Johnson
        --------------------------           ---------------------------------
Title:  Secretary                            Title:  Secretary

DUCK  VENTURES,  INC.                        CHAMPION FINANCIAL SERVICES, INC.

By:     /s/ Steven P. Johnson                By:     /s/ Steven P. Johnson
        --------------------------           ---------------------------------
Title:  Secretary                            Title:  Secretary

CHAMPION  ACCEPTANCE                         UGLY DUCKLING CAR SALES FLORIDA
CORPORATION formerly known as UGLY           INC.
DUCKLING  CREDIT  CORPORATION
                                             By:     /s/ Steven P. Johnson
By:     /s/ Steven P. Johnson                ---------------------------------
        --------------------------           Title:  Secretary
Title:  Secretary




























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